                                [Letterhead]




U.S. Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549



Ladies and Gentlemen:

I have read Item 4, of the 6-K dated April 24, 2000, of Veronex
Technologies, Inc., and agree with the reference made to me or my firm contained therein.



                                        Sincerely yours,

                                        /S/ Schvaneveldt & Company
                                        Schvaneveldt & Company
                                        May 4, 2000